UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 6, 2012

GAIAM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-27517	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (303) 222-3600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

EXPLANATORY NOTE

We are filing this amendment to our Current Report on Form 8-K originally filed with the Securities and Exchange Commission on March 15, 2012 (the “Original 8-K”) for the purpose of amending Item 1.01. Entry into a Material Definitive Agreement as described below. Except as indicated below, no other amendments to the Original 8-K are being made.

Item 1.01. Entry into a Material Definitive Agreement.

In the Original 8-K, we stated that we intended to file a copy of the Purchase Agreement (as defined in the Original 8-K) with an amendment to the Original 8-K on March 19, 2012. We hereby delete the text “, which will be filed by amendment on March 19, 2012” from the Original 8-K. In lieu of filing a copy of the Purchase Agreement with an amendment to the Original 8-K, we intend to file a copy thereof with our Quarterly Report on Form 10-Q for the first quarter of 2011 and, if the closing of the transactions contemplated by the Purchase Agreement is successfully consummated, which we cannot guarantee, a Current Report on Form 8-K reporting the closing, as permitted and required by the terms of Form 10-Q and Form 8-K and the Securities and Exchange Commission’s rules and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIAM, INC.

By:	/s/ Stephen J. Thomas
	Name:	Stephen J. Thomas
	Title:	Chief Financial Officer

Date: March 19, 2012